EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 20, 2004 by and among Wells-Gardner Electronics Corporation, an Illinois corporation (the “Company”), CD Investment Partners, Ltd. (“CD”) and EGI-NP Investments, LLC (“EGI” and together with CD, collectively being the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

DEFINITIONS

Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York or Chicago are authorized or required by law to remain closed, or with respect to the Commission, is a day on which the Commission is closed.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date that is a Business Day if the Closing Date is not a Business Day) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its function of reporting prices), the most recent closing bid price per share of the Common

Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $1 per share.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Company Counsel” means Pedersen & Houpt, P.C., counsel to the Company.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(f) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule) or otherwise pursuant to any employee benefit plan described in Schedule 3.1(f) or which is hereafter adopted by the Company and approved by its stockholders or (B) in connection with any issuance of shares or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly adopted by the Company’s board of directors or in respect of the issuance of Common Stock upon exercise of any such options.

“Filing Date” means the 30th day after the Closing Date, or if the 30th day after the Closing Date is not a Business Day for the Commission, then on the next day thereafter that is a Business Day for the Commission.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Market Value” means as to the Shares held by a Purchaser on any Trading Day, the product of the Closing Price on such Trading Day and the Shares then held by such Purchaser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchasers’ Counsel” shall mean Greenberg Traurig, LLP.

“Registrable Securities” means any Common Stock (including, the Shares and Underlying Shares) issued or issuable to the Purchasers pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. The Purchasers acknowledge that the Company may choose to include the Registrable Securities hereunder on a registration statement with other similar securities.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means the 90th day after Closing Date; provided, however, that (a) if the 90th day after the Closing Date is not a Business Day for the Commission, then the Required Effectiveness Date shall be the first day thereafter which is a Business Day for the Commission, or (b) in the event the Registration Statement shall be reviewed by the Commission, the Required Effectiveness Date shall be no later than the 120th day following the Closing Date, unless the 120th day following the Closing Date is not a Business Day for the Commission, in which case the Required Effectiveness Date shall be no later than the first day thereafter which is a Business Day for the Commission.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Shares” means an aggregate of 221,240 shares of Common Stock, which are being issued and sold to the Purchasers under this Agreement at the Closing.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns at least ten percent (10%) of the capital stock or holds an equivalent equity or similar interest.

 “Trading Day” means for any such date, the first of the following clauses to apply: (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market (or any successor thereto), (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the American Stock Exchange (or any successor thereto), or (c) if trading ceases to occur on the American Stock Exchange (or any successor thereto), any Business Day.

“Trading Market” means the American Stock Exchange or any other Eligible Market.

“Transaction Documents” means this Agreement, the Warrants, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent.

“Underlying Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants issued and sold to the Purchasers under this Agreement, in the form of Exhibit A, and any warrants or replacement warrants issued upon exercise, transfer, exchange or partial exchange of such warrants.

PURCHASE AND SALE

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares and a Warrant to purchase such number of Underlying Shares, each as indicated below such Purchaser’s name on the signature page of this Agreement, for an aggregate purchase price to such Purchaser as indicated below such Purchaser’s name on the signature page of this Agreement.  The Closing shall take place at the offices of Company Counsel immediately following the execution hereof, or at such other location or time as the parties may agree.

Closing Deliveries.

At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Shares equal to the number of Shares indicated below such Purchaser’s name on the signature page of this Agreement, registered in the name of such Purchaser;

a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated below such Purchaser’s name on the signature page of this Agreement, on the terms set forth therein;

a legal opinion of Company Counsel, in the form of Exhibit B, executed by such counsel and delivered to the Purchasers; and

duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.

At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the purchase price indicated below such Purchaser’s name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer pursuant to the instructions set forth on Schedule 2.2(b).

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Purchasers as follows:

Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction

Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

Issuance of the Securities.  The Securities (including the Underlying Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule 3.1(f), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities (including the Underlying Shares) will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has delivered to each Purchaser true, correct and complete copies of all SEC Reports filed within the 10 days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.1(h), (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its

Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.  Schedule 3.1(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would, individually or in the aggregate, have a Material Adverse Effect.

Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

Title to Assets. Except as set forth on Schedule 3.1(k), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

Certain Fees.  Except for the fees described in Schedule 3.1(l), all of which are payable to registered broker-dealers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

Private Placement.  To the best of the Company’s knowledge, neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) except as set forth on Schedule 3.1(m), cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not a

United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

Form S-3 Eligibility. The Company is eligible to register its Common Stock for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Registration Rights.  Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure materials provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Purchaser makes or has made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or (ii) any statement, commitment or promise to the Company or, to its knowledge, any of its representatives which is or was an inducement to the Company to enter into this Agreement or otherwise.

Acknowledgment Regarding Purchasers’ Purchase of the Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Company and to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this

Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Patents and Trademarks.  Except as set forth in Schedule 3.1(t), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

Insurance.  The Company and the Subsidiaries are insured by the insurers listed on Schedule 3.1(u) against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Transactions With Affiliates and Employees.  Except as set forth in Schedule 3.1(w) and/or in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Solvency. The Company and each of its “significant subsidiaries” (as that term is defined by Rule 1-02 of Regulation S-X promulgated under the Securities Act) are, and immediately after the Closing will be, Solvent. As used herein, the term “Solvent” means, with respect to a particular date, that on such date, (i) the fair market value of the total assets of each of the Company and its Subsidiaries exceeds their respective total liabilities (including, without limitation, stated liabilities and contingent liabilities), and (ii) the Company and each of its Subsidiaries is currently able to discharge its debts as they come due or mature.  None of the

Company nor any of its “significant subsidiaries” has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy, insolvency, debtor relief, reorganization or similar law, nor does the Company have any knowledge or reason to believe that creditors of the Company and its Subsidiaries have initiated or intend to initiate involuntary bankruptcy or similar proceedings.

Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)            Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa)         Independent Nature of the Purchasers. The Company acknowledges that the obligations of the Purchasers under the Transaction Documents are several and not joint with the obligations of any other third party purchasers of the Company’s securities, and the Purchasers shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company’s securities. Each of the Purchasers and the Company agree and acknowledge that (i) the decision of the Purchasers to purchase Shares and Warrants pursuant to this Agreement has been made (and the decision of the Purchasers to purchase the Underlying Shares pursuant to the terms of the Warrants will be made) by each of the Purchasers independently of any other third party purchasers of the Company’s securities and (ii) no other third party purchasers of the Company’s securities have acted as agent for the either of the Purchasers in connection with the Purchasers making their investment hereunder and that no such other third party purchasers will be acting as agent of either of the Purchasers in connection with monitoring their investment hereunder. Nothing contained herein or in any other Transaction Document or any agreement of any such other third party purchaser, and no action taken by either of the Purchasers pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute the Purchasers or any such other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers or any such other third party purchasers are in any way acting in concert or as a group with respect to any matters. Each of the Purchasers shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Transaction Documents, and it shall not be necessary for any such other third party purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as a Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchasers, and would be solely for the convenience of the Company and not because it was required or requested to do so by either of the Purchasers or any such other third party purchaser.

Representations and Warranties of the Purchasers.  Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

Investment Intent.  Such Purchaser is acquiring the Securities as principal for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

Purchaser Status.  At the time such Purchaser was offered the Shares and the Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Experience of such Purchaser. Such Purchaser, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Certain Trading Limitations.  Each Purchaser agrees that beginning on the date the Purchaser first learned of this transaction, and continuing until the Closing Date, it has not entered into any Short Sales. For purposes of this Section 3.2(e), a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

(f)            Rule 144.  Such Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available.  Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)           Access to Information. Such Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management.  It has also had an opportunity to ask questions of officers of the Company. Such Purchaser understands that such discussions, as well as any written information issued by the Company, did not contain any material non-public information and were intended to describe certain aspects of the Company’s business and prospects. SUCH PURCHASER UNDERSTANDS THAT ITS INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

(h)           No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares.

(i)            Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages attached hereto.

(j)            Acknowledgment Regarding 5% Ownership of Company’s Outstanding Common Stock. Such Purchaser acknowledges and agrees that if at any point in time such Purchaser owns five percent (5%) or more of the Company’s outstanding shares of Common Stock, then said Purchaser may be subject to obligations, including the filing of applicable documents, under the rules and regulations of (i) the Commission and (ii) various gaming regulatory agencies.

OTHER AGREEMENTS OF THE PARTIES

Transfer Restrictions.

The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of any of the Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of any of the Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

In addition, the Purchasers acknowledge that each certificate for the Securities shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws.

Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of the Securities is effective under the Securities Act, or (ii) following any sale of the Securities pursuant to Rule 144, or (iii) if the Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company’s transfer agent on the Effective Date.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

Furnishing of Information.  As long as any Purchaser owns any of the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns any of the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as either of the Purchasers may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

Integration. The Company will not offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Shares to the Purchasers to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the Securities Act or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

Subsequent Placements.

From the date hereof until the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or agree to do any of the foregoing) (or announce any offer, sale, grant of any option to purchase or other disposition of) any of its or the Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

From the Effective Date until 30 Trading Days after the Effective Date (the “Blockout Period”), the Company will not, directly or indirectly, effect any Subsequent Placement, except with regard to Excluded Stock.

The Blockout Period set forth in Section 4.5(b) above shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of Registrable Securities thereunder.

From the date hereof until the first anniversary of the Closing Date, the Company will not engage in a Subsequent Placement in which the offer or sale price for its or the Subsidiaries’ equity or equity equivalent securities is less than the price paid for the Shares at Closing.

(e)           The restrictions contained in paragraphs (b) and (d) of this Section 4.5 shall not apply to Excluded Stock.

Securities Laws Disclosure; Publicity.  The Company shall, on or before 7:30 a.m., Chicago time, on September 21, 2004, issue a press release in the form attached hereto as Schedule 4.6.  On the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of the Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing.  Except with respect to the 8-K Filing (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the  Company shall, at least two days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, the Company shall make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder primarily for paying down the Company’s bank debt.

Reimbursement.  If any Purchaser and/or any of its Affiliates or any officer, director, partner, controlling Person, member, manager, investment advisor, employee or agent of a Purchaser or any of its Affiliates (each a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents (except per the indemnification provisions set forth in Section 6.4 hereof), the Company will indemnify and hold harmless such Purchaser and each Related Person for their reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith which are determined by a court of competent jurisdiction in a non-appealable order to have resulted from the gross negligence, willful misconduct or fraud of the Company or its Affiliates.  In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses arising out of or relating to any breach by the Company of any representation, warranty or covenant made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach.  The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below.  Subject to Section 6.4 below, the indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons.  The Company also agrees that neither the Purchasers nor any Related Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers for all costs of enforcing the indemnification obligations in this paragraph as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review.  Notwithstanding anything to the contrary contained in this Section 4.8 to the contrary, this Section 4.8 shall not provide any Person with any additional remedy for any claim provided by the provisions of Section 6.4 hereof.

CONDITIONS

Conditions Precedent to the Obligations of the Purchasers.  The obligation of each Purchaser to acquire the Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

Contemporaneous Offering.  Simultaneously with or prior to the Closing, the Company shall have sold securities (the “Contemporaneous Offering”) to third party purchasers, who are not acting in concert with the Purchasers, for an aggregate of a minimum of $3,500,000 and a maximum of $5,500,000. The securities sold to any such third party purchasers shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.

Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

Representations and Warranties.  The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

Performance.  The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or be pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by this Agreement and the agreements attached as exhibits hereto;

(d)           Share Price.  The Closing Price shall be no less than $4.50/Share; and

(e)           Contemporaneous Offering.  Simultaneously with or prior to the Closing Date, the Company shall have sold securities to third party purchasers, who are not acting in concert with the Purchasers, for an aggregate of a minimum of $3,500,000 and a maximum of $5,500,000. The securities sold to any such third party purchasers shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.

REGISTRATION RIGHTS

Shelf Registration

As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Purchasers may consent in writing) and shall contain (except if otherwise directed by the Purchasers) the “Plan of Distribution” attached hereto as Exhibit C.

The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all Registrable Securities covered by such Registration Statement have been resold either under the Registration Statement or pursuant to Rule 144, and (ii) the date on which all Registrable Securities may be sold without restriction or limitation pursuant to paragraph (k) of Rule 144 (“Effectiveness Period”).

The Company shall notify each Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

Commencing upon the occurrence of any Event (as defined below) and until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay upon the occurrence of such Event and on every monthly anniversary thereof to each Purchaser an amount in cash, as damages and not as a penalty, equal to 1.5% of the greater of (i) the aggregate purchase price paid by such Purchaser hereunder and (ii) the Market Value of the Shares then outstanding, in each case, prorated for any partial month.  The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments”.  Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

For such purposes, each of the following shall constitute an “Event”:

the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;

after the Effective Date, the Commission issues a stop order which has the effect of suspending a Purchaser’s right to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) and such suspension is not waived or lifted for five or more Trading Days (whether or not consecutive);

after the Effective Date, any Registrable Securities covered by such Registration Statement are not listed on an Eligible Market;

the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) in any twelve (12) month period; or

the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or, at any time following the Effective Date, any Shares or Underlying Shares are not listed on an Eligible Market.

Notwithstanding the foregoing, no Event may be deemed to occur entitling a Purchaser to an Event Payment or other relief if the Event occurs after a Purchaser has disposed of all of its Registrable Securities.

The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

Registration Procedures.  (i) In connection with the Company’s registration obligations hereunder, the Company shall:

Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment, or not less than one Trading Day for any supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Purchaser copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of each such Purchaser for up to three Trading Days, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

(i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

Notify the Purchasers and Purchasers’ Counsel of the Registrable Securities to be sold as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

Furnish to each Purchaser and Purchasers’ Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

Promptly deliver to each Purchaser and Purchasers’ Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

 (i) In the time and manner required by each Trading Market on which the Company’s shares are listed, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market on which the Company’s shares are listed as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on such Trading Market or another Eligible Market.

Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with a selling Purchaser and such Purchaser’s counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Cooperate with any reasonable due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing.

Comply with all applicable rules and regulations of the Commission.

Registration Expenses.  The Company shall pay (or reimburse the Purchasers for) all reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

Indemnification

Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, managers, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors, employees, representatives and agents of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, agents, employees, representatives and investment advisors of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser or its authorized agent expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such

Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.  The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing, to the extent the Purchasers suffer any Losses pursuant to the occurrence of an Event under Section 6.1(d), the Purchasers shall only be entitled to make a claim under this Section 6.4 for Losses not covered by the Event Payments.

Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser or its authorized agent to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser or its authorized agent expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.  In no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) the reimbursement of which is the responsibility of the Indemnifying Party hereunder, shall be paid to the Indemnified Party, promptly after it is determined by a court of competent jurisdiction in a final judgment not subject to appeal or review that such Indemnified Party is entitled to indemnification hereunder.

Contribution.  If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Dispositions.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

No Piggyback on Registrations. Except as set forth on Schedule 6.6, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities which then remain unused and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered.

MISCELLANEOUS

Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the parties will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.4 prior to 5:30 p.m. (Chicago time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Chicago time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature page hereto, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by the Company or a Purchaser.

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any of the Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchasers.  Notwithstanding anything to the contrary herein, the Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

Governing Law; Venue; Waiver Of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF CHICAGO, COUNTY OF COOK FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Replacement of Securities.  If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate and agree to waive any requirement that any Purchaser post a bond or other security in connection with any such proceeding seeking specific performance.

Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to the Warrants, or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

Independent Nature of the Purchasers’ Obligations and Rights.  The obligations of the Purchasers under the Transaction Documents are several and not joint with the obligations of any other third party purchaser of the Company’s securities, and the Purchasers shall not be responsible in any way for the performance of the obligations of any other third party purchaser.  Each of the Purchasers and the Company agree and acknowledge that (i) the decision of the Purchasers to purchase the Securities pursuant to this Agreement has been made by the Purchasers independently of any other third party purchasers of the Company’s securities and (ii) no other third party purchasers of the Company’s securities have acted as agent for either of the Purchasers in connection with the Purchasers making their investment hereunder and that no such other third party purchasers will be acting as agent of either of the Purchasers in connection with monitoring its investment hereunder. Nothing contained herein or in any Transaction Document or any agreement of any such other third party purchaser, and no action taken by either of the Purchasers pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute either of the Purchasers or any other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers and any other third party purchaser are in any way acting in concert or as a group with respect to any matters. Each of the Purchasers shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other third party purchaser to be joined as an additional party in any proceeding for such purpose. The Purchasers represent that they have been represented by legal counsel in their review and negotiation of this Agreement and the other Transaction Documents. To the extent that any such other third party purchasers purchase the same or similar securities as the Purchasers hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchasers, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchasers or any such other third party purchaser.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WELLS-GARDNER ELECTRONICS CORPORATION

By:
Name:
Title:
Address for Notice:
9500 West 55th Street, Suite A
McCook, Illinois
Facsimile No.: (708) 290-2200
Telephone No.: (708) 290-2100
Attn: George Toma
With a copy to:	Pedersen & Houpt
161 North Clark Street, Suite 3100
Chicago, IL 60601
Facsimile No.: (312) 641-6895
Telephone No.: (312) 641-6888
Attn: Susan Hermann, Esq.

CD INVESTMENT PARTNERS, LTD.

By: CD Capital Management LLC
Its: Investment Advisor

By:
John D. Ziegelman, President

Aggregate Purchase Price: $500,002.40
Number of Shares: 110,620
Underlying Shares subject to
Warrants: 44,248

State of Principal Place of Business: Cayman Islands

Address for Notice:
c/o CD Capital Management LLC
Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606
Facsimile No.: (312) 559-1288
Telephone No.: (312) 466-3239
Attn: John D. Ziegelman
With a copy to:	Greenberg Traurig, LLP

77 W. Wacker Drive, Suite 2500
Chicago, IL 60601
Facsimile No.: (312) 456-8435
Telephone No.: (312) 456-8400
Attn: Peter H. Lieberman and Todd A. Mazur
EGI-NP INVESTMENTS, LLC

By:
Name:
Title:
Aggregate Purchase Price: $500,002.40
Number of Shares: 110,620
Underlying Shares subject to
Warrants: 44,248

State of Principal Place of Business: Illinois

Address for Notice:

Two North Riverside Plaza
Chicago, Illinois 60606
Facsimile No.: (312) 559-1288
Telephone No.: (312) 466-3842
Attn: Bill Tinkler

With a copy to:	Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 2500
Chicago, IL 60601
Facsimile No.: (312) 456-8435
Telephone No.: (312) 456-8400
Attn: Peter H. Lieberman and Todd A. Mazur

Exhibits:

A             Form of Warrant

B             Opinion of Company Counsel

C             Plan of Distribution

D             Transfer Agent Instructions

Schedules:

2.2(b)      Wire Transfer Instructions

3.1(a)      Subsidiaries

3.1(f)       Capitalization

3.1(h)      Material Changes

3.1(i)       Litigation

3.1(k)      Title to Assets

3.1(l)       Fees

3.1(m)     Private Placement

3.1(p)      Registration Rights

3.1(t)       Intellectual Property Rights

3.1(u)      Insurance

3.1(w)     Transactions with Affiliates and Employees

4.6           Form of Press Release

6.6           Piggyback Registration